                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           THE WASHINGTON WATER POWER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

PROMPT RETURN OF THE ENCLOSED PROXY CARD WILL SAVE THE EXPENSE OF AN ADDITIONAL
                                    MAILING.
                YOUR IMMEDIATE ATTENTION IS GREATLY APPRECIATED.

[WASHINGTON POWER LOGO]

TERRY L. SYMS                                                     March 31, 1998

Vice President &
Corporate Secretary

Dear Shareholder:

    On behalf of the Board of Directors, it's my pleasure to invite you to the 1998 Annual Meeting of Shareholders. We'll have a reception and refreshments beginning at 2:30 p.m. Directors, officers, and other Company representatives will be there to visit with you and answer any questions you might have. The Annual Meeting will begin promptly at 3:00 p.m.

Date:  Thursday Afternoon, May 14, 1998     Place:  Spokane Opera House
Time:  2:15 p.m. Doors Open
       2:30 p.m. Reception and              (See next page for map/details.)
  Refreshments                                     334 West Spokane Falls Blvd.
       3:00 p.m. Annual Meeting Convenes           Spokane, Washington

    As noted in our Annual Report, Paul Redmond, Chairman of the Board and Chief Executive Officer of your Company, has announced his intention to retire in 1998 subsequent to the selection of his successor. This year's Annual Meeting will, therefore, be unique. Please join us in honoring Mr. Redmond as we pay tribute to a leader that has, for the past 33 years, worked diligently for the benefit of the Company's customers, the region, the industry and you, our shareholders.

    We hope that you'll be able to attend the meeting. Whether or not you're able to participate, please take the opportunity to review the Annual Report, Proxy Statement, and 1997 Financial Report. Please also vote your proxy. Your vote is important regardless of the number of shares you own. Thank you for your continued support.

                                          Sincerely,

                                                        [LOGO]

         Washington Water Power P.O. Box 3647 Spokane, Washington 99220
            Shareholder Relations--(509)482-4203 or (1)(800)222-4931

IF YOU REQUIRE SPECIAL ACCOMMODATIONS AT THE ANNUAL MEETING DUE TO A DISABILITY,
         PLEASE CALL OUR SHAREHOLDER RELATIONS DEPARTMENT BY APRIL 24.

                                     (MAP)

                       THE WASHINGTON WATER POWER COMPANY
                            1411 EAST MISSION AVENUE
                           SPOKANE, WASHINGTON 99202

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON THURSDAY AFTERNOON, MAY 14, 1998

                            ------------------------

    The Annual Meeting of Shareholders of The Washington Water Power Company will be held at the Spokane Opera House, 334 West Spokane Falls Boulevard, Spokane, Washington 99201, at 3:00 p.m., Spokane Time, on Thursday, May 14, 1998, for the following purposes:

    (1) To elect three directors of the Company.

    (2) To consider and take action upon a proposal to approve the Long-Term Incentive Plan.

    (3) To transact such other business as may come before the meeting or any adjournment or adjournments thereof.

    Shareholders of record at the close of business on March 19, 1998, will be entitled to notice of and to vote at the meeting. All shareholders are cordially invited to attend the meeting in person. Shareholders who cannot be present at the meeting are urged to sign, date, and mail the enclosed form of proxy in the enclosed postage-paid envelope as promptly as possible.

                                          By order of the Board of Directors,

                                                        [LOGO]

                                          Terry L. Syms
                                          VICE PRESIDENT & CORPORATE SECRETARY

Spokane, Washington
March 31, 1998

                       THE WASHINGTON WATER POWER COMPANY
                            1411 EAST MISSION AVENUE
                           SPOKANE, WASHINGTON 99202

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Washington Water Power Company of proxies for use at the Annual Meeting of Shareholders to be held at the Spokane Opera House, 334 West Spokane Falls Boulevard, Spokane, Washington 99201, at 3:00 p.m., Spokane Time, on Thursday, May 14, 1998, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting and, where the shareholder giving the proxy specifies a choice, the proxy will be voted in accordance with the specification so made. A proxy given for use at the meeting may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby. It is expected that this Proxy Statement and accompanying form of proxy will be mailed to shareholders on or about March 31, 1998.

    Holders of Common Stock of record at the close of business on March 19, 1998 will be entitled to vote at the Annual Meeting. On that date, there were outstanding 55,960,360 shares of Common Stock.

                                     VOTING

    Holders of Common Stock, the Company's only class of securities with general voting rights, will be entitled to one vote per share, subject to cumulative voting rights in the election of directors as described below. Under Washington law, action may be taken on matters submitted to shareholders only if a quorum is present at the meeting. The presence at the Annual Meeting in person or represented by proxy, of holders of a majority of the outstanding shares of the Company's Common Stock on the record date, constitutes a quorum. Subject to certain statutory exceptions, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

    With respect to the election of directors, each record holder of Common Stock will be entitled to vote cumulatively and accordingly may give one nominee for election as many votes as the number of directors to be elected multiplied by the number of shares held by such shareholder, or may distribute such votes among any two or more of such nominees as such shareholder thinks fit. The nominees elected will be those receiving the largest number of votes cast by the holders of the Common Stock, up to three individuals for the 1998 Annual Meeting. The outcome of the vote will be determined by reference to the number of votes cast. Withheld votes are not considered "votes cast" and, therefore, will have no effect.

    The proposal to approve the Long-Term Incentive Plan will be approved if the votes duly cast in favor of this proposal exceed the votes duly cast against the proposal. Abstention from voting on this proposal will have no impact on the outcome of the proposal since no vote has been cast for or against it. There can be no broker nonvotes on the election of directors or the proposal to approve the Long-Term Incentive Plan, since brokers, fiduciaries, or other nominees, who hold shares for the accounts of their clients, have discretionary authority to vote such shares with respect to both of these matters.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the meeting, three directors are to be elected, to hold office for a term of three years until 2001, and in each case until their respective successors shall be elected and shall qualify. Unless authority to do so is withheld, the persons named as proxies in the accompanying form of proxy will vote for the election of the nominees listed below, or in the discretion of such persons will vote cumulatively for the election of one or more of such nominees. The Board of Directors has no reason to believe that any such nominee will be unable to serve as a director. If, however, any such nominee shall become unavailable, the proxies will have discretionary authority to vote for a substitute nominee. Duane B. Hagadone, who has served as a director since 1966, is retiring.

    The following has been prepared from information furnished to the Company by the nominees and the continuing directors.

*NOMINEES FOR ELECTION

W. LESTER BRYAN                  DIRECTOR SINCE 1996 (CURRENT TERM EXPIRES 1999)

Mr. Bryan, age 57, was appointed President & Chief Operating Officer of the Company in August 1996. He was employed by the Company in 1970. His experience includes positions in system operations and resource planning. He was appointed Vice President of Power Supply in 1983 and Senior Vice President of Rates and Resources in 1992, where he was responsible for all electric and natural gas wholesale operations. Mr. Bryan also serves on the board of the Pacific Northwest Utilities Conference Committee and is a member of the Pacific Coast Gas Association and the Eastern Washington University Business Advisory Council.

DAVID A. CLACK*                  DIRECTOR SINCE 1988 (CURRENT TERM EXPIRES 1998)

Mr. Clack, age 63, is a principal of Olympic Capital Partners, a private investment banking firm headquartered in Seattle, Washington. He is also Chairman of Northwest Venture Associates, Inc. Prior to that time and for over five years, Mr. Clack was President of Clack and Co., a private investment firm headquartered in Spokane, Washington. Previously, he was Chairman of the Board and Chief Executive Officer of Old National Bancorporation of Washington.

SARAH M. R. (SALLY) JEWELL       DIRECTOR SINCE 1997 (CURRENT TERM EXPIRES 2000)

Mrs. Jewell, age 42, has been the Executive Vice President of the Commercial Banking Group of Washington Mutual since January 1996 and also serves as President and CEO of its Western Bank Division. Prior to joining Washington Mutual, she spent fourteen years with Rainier Bank, Security Pacific Bank and West One Bank, in the areas of energy banking, national accounts, credit administration, head of business banking activities in Washington, and finally as President and CEO of West One Bank, Washington. Mrs. Jewell serves on the boards of Recreational Equipment, Inc., and Premera, parent company of Blue Cross of Washington and Alaska and Medical Service Corporation. In addition, she serves on advisory committees for the University of Washington's College of Engineering, School of Business, and Women in Engineering Initiative.

JOHN F. KELLY                    DIRECTOR SINCE 1997 (CURRENT TERM EXPIRES 2000)

Mr. Kelly, age 53, has been Chairman, President and CEO of Alaska Air Group since 1995 and is also Chairman and CEO of Alaska Airlines, a wholly-owned subsidiary of Alaska Air Group. He has been a board member of Alaska Air Group since 1989. From 1987/1994, Mr. Kelly was President and CEO of Horizon Air and has been Chairman of the Board of Horizon Air since 1991. Horizon Air is also a wholly-owned subsidiary of Alaska Air Group. Mr. Kelly began his career with Alaska Airlines in 1976 where he held various executive positions including Executive Vice President and Chief Operating Officer and Vice President of Marketing. Mr. Kelly is a member of the Northwestern University Transportation Center Business Advisory Committee and a director of the Washington State Roundtable.

EUGENE W. MEYER                  DIRECTOR SINCE 1990 (CURRENT TERM EXPIRES 1999)

Mr. Meyer, age 61, has been in the financial consulting business for over five years. He was previously a Managing Director of Kidder, Peabody & Co., Incorporated, an investment banking and brokerage firm. His experience with that firm included serving as a board member and managing its utility finance department. Mr. Meyer is a Chartered Financial Analyst.

PAUL A. REDMOND                  DIRECTOR SINCE 1980 (CURRENT TERM EXPIRES 1999)

Mr. Redmond, age 61, was appointed Chairman of the Board and Chief Executive Officer of the Company in 1985. He was employed by the Company in 1965. His experience includes Construction and Maintenance Engineer, Superintendent of Contract Construction, Manager of Construction and Maintenance, and Assistant to the President. He was appointed a Vice President in 1978, Executive Vice President in 1980, President and Chief Operating Officer in 1982, and President and Chief Executive Officer in 1984. Mr. Redmond is also a director of U.S. Bancorp in Portland, Oregon, a director of Hecla Mining Company in Coeur d'Alene, Idaho, Chairman of the Board of ITRON, Inc. ("ITRON"), in Spokane, Washington, and Chairman of the Board of Pentzer Corporation (the Company's wholly-owned private investment firm) in Spokane, Washington. Mr. Redmond has announced his intention to retire in 1998 subsequent to the selection of his successor.

BOBBY SCHMIDT*                   DIRECTOR SINCE 1997 (CURRENT TERM EXPIRES 1998)

Mr. Schmidt, age 57, has been President of Schmidt Trading, Inc., a commodity trading and investment firm located in Hilton Head Island, South Carolina, for over five years. Mr. Schmidt has extensive experience as a commodity trader, working for many years as an independent trader in Chicago. He was a member of the Chicago Board of Trade and while at the Board of Trade, he was associated with Refco. Previously, Mr. Schmidt was the Chief Financial Officer of Carson Pirie Scott and served as an advisor to the Illinois State Legislature.

LARRY A. STANLEY*                DIRECTOR SINCE 1991 (CURRENT TERM EXPIRES 1998)

Mr. Stanley, age 69, is Chief Executive Officer of Empire Bolt & Screw, Inc., a Spokane distribution company which he founded in 1972. He is a past Chairman of the Association of Washington Business and past President of the Inland Northwest Council of Boy Scouts of America. Mr. Stanley is also a board member of the Washington State Governor's Small Business Improvement Council and past Chairman of the Spokane Area Chamber of Commerce. Mr. Stanley also serves on the boards of Output Technology Corporation, CXT Incorporated, and The Coeur d'Alenes Company, all located in Spokane, Washington.

R. JOHN TAYLOR                   DIRECTOR SINCE 1985 (CURRENT TERM EXPIRES 2000)

Mr. Taylor, age 48, was appointed Chairman and Chief Executive Officer in September 1995 of AIA Services Corporation, a life insurance holding company and insurance agency with operations throughout the United States. Prior to that time, Mr. Taylor served as President of AIA Services and was its Chief Operating Officer. Mr. Taylor is also Chairman of the Board and Chief Executive Officer of The Universe Life Insurance Company and Chairman of the Board and Chief Executive Officer of Great Fidelity Life Insurance Company of Fort Wayne, Indiana. He is also a member of the Board of Directors of Pacific Empire Communications Corporation of Lewiston, Idaho, and Chairman of the Board of Trustees of The Idaho Heritage Trust. In addition, he is a member of the State of Idaho Endowment Fund Investment Board.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows the beneficial ownership of Common Stock of the Company held, as of March 2, 1998, by the directors, any nominee for director, each of the executive officers named in the Summary Compensation Table, and directors and executive officers as a group. No director or executive officer owns any of the Company's preferred stock nor do the directors and executive officers as a group own in excess of 1% of the outstanding Common Stock of the Company. Also, no director or executive officer owns, nor do the directors and executive officers as a group own, in excess of 1% of the stock of any indirect subsidiaries of the Company.

                                                     AMOUNT AND NATURE OF
                                                     BENEFICIAL OWNERSHIP
                                           ----------------------------------------
                                              DIRECT         INDIRECT       TOTAL
                                           ------------    ------------    --------
W. Lester Bryan.........................          8,297           5,977(1)   14,274
David A. Clack (2)......................          4,599           2,000(3)    6,599
Jon E. Eliassen (2).....................          7,966           7,375(1)   15,341
Gary G. Ely.............................          7,098           5,954(1)   13,052
Robert D. Fukai.........................          6,888           9,660(1)   16,548
Duane B. Hagadone (2)...................         76,118          76,118
Sarah M. R. (Sally) Jewell..............          1,730           1,730
John F. Kelly...........................            723             723
Eugene W. Meyer (2).....................         12,620          12,620
Paul A. Redmond (2).....................         38,965(4)       16,302(1)   55,267
Bobby Schmidt...........................          2,911           2,911
Larry A. Stanley........................          4,602           5,004(5)    9,606
R. John Taylor..........................          9,739           6,265(6)   16,004
All directors and executive officers as
  a group, including those listed
  above--21 individuals.................                                    273,096

------------------------

(1) Shares held in the Company's 401(k) Investment Plan.

(2) Mr. Eliassen and directors Clack, Hagadone, Meyer, and Redmond each own 642 shares of stock of Systran Financial Services Holding Company, Inc. (formerly Pentzer Financial Services Corporation), an indirect subsidiary of the Company. Messrs. Clack, Eliassen, Hagadone, and Meyer, each own stock options as follows: Form House--700 stock options, Graphic Communications--696 stock options, Imfax--696 stock options; Systran Financial Services Holding Company, Inc.--107 stock options. Mr. Redmond owns stock options as follows: Form House--12,195 stock options; Graphic Communications--10,442 stock options; Imfax--10,442 stock options; Systran Financial Services Holding Company, Inc.--10,733 stock options.

(3) These shares are held in the name of Clack & Co.

(4) Mr. Redmond shares investment and voting power with his spouse.

(5) Shares are held in a pension/profit-sharing plan not administered by the Company for which Mr. Stanley shares voting and investment power.

(6) Includes 4,000 shares held in an employee benefit plan not administered by the Company for which Mr. Taylor shares voting and investment power; 400 shares held by Mr. Taylor's spouse of which shares he disclaims beneficial ownership; and 770 shares held by Mr. Taylor as custodian for his children. Also includes 1,095 shares for which Mr. Taylor has deferred receipt to a later date in accordance with the provisions of the Non-Employee Director Stock Plan.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held five Board meetings in 1997. The attendance during 1997 at all meetings of the Board and at all Board committee meetings was 100 percent.

AUDIT COMMITTEE--Assists the Board in overseeing financial reporting, corporate risk management, and corporate control. The Committee recommends for Board appointment the independent accounting firm that audits the Company's financial statements, and considers the scope and results of audit services provided by the independent auditors and the Company's internal auditors. The Committee discusses accounting and reporting matters and other conditions affecting the Company's operations with management and legal counsel, and reviews financial and operating reports. The Committee consists of directors Jewell, Meyer, Schmidt, and Taylor, and held six meetings in 1997.

BOARD GOVERNANCE COMMITTEE (FORMERLY KNOWN AS THE EXECUTIVE COMMITTEE)-- Has and may exercise, when the Board is not in session, all the powers of said Board which may be lawfully delegated subject to such limitations as may be provided in the Bylaws or by resolutions of the Board. Generally, such action would only be taken to expedite Board authorization for certain corporate business matters when it is not timely or practical for the entire Board to meet. The Committee also advises the Board on corporate governance matters. Such matters include recommending guidelines for the role, composition, and size of the Board. The Committee also develops Board membership criteria and reviews potential director candidates. In addition, the Committee assists the Board in evaluating Board effectiveness and organizational structure. The Committee consists of directors Clack, Meyer, Redmond, Stanley, and Taylor, and held two meetings in 1997.

COMPENSATION & BENEFITS COMMITTEE--Considers and makes recommendations to the Board with respect to compensation and benefits of executive officers of the Company. The Committee also makes recommendations to the Board with respect to employee benefits. This Committee has also been responsible for CEO succession planning. The Committee consists of directors Clack, Kelly, Hagadone, and Stanley, and held seven meetings in 1997.

ENVIRONMENTAL ASSESSMENT COMMITTEE--Assists the Board in monitoring and overseeing the Company's environmental compliance and performance and provides policy guidance to executive management on environmental issues. The Committee consists of directors Clack and Stanley, an executive officer, and two senior management employees of the Company. The Committee held four meetings in 1997.

NOMINATING COMMITTEE--Proposes candidates to be nominated by the Board to fill vacancies in the Board that may occur from time to time. The Committee consists of non-employee directors. The Committee will consider written recommendations for the Board of Directors which are made by shareholders. Recommendations must include detailed biographical material indicating the qualifications the candidate would bring to the Board and must include a written statement from the candidate of willingness and availability to serve. While recommendations may be considered at any time, recommendations for a specific annual meeting must be received by December 1 of the preceding year. Recommendations should be directed to the Vice President & Corporate Secretary of the Company, 1411 East Mission Avenue, P.O. Box 3727, Spokane, Washington 99220. The Committee generally holds discussions of Board candidates in conjunction with regular Board meetings. Shareholders may only nominate directors for election at meetings of shareholders in accordance with the procedures set forth in the Bylaws of the Company.

                             EXECUTIVE COMPENSATION
                 BOARD COMPENSATION & BENEFITS COMMITTEE REPORT

TO OUR SHAREHOLDERS:

    The Compensation & Benefits Committee of the Board of Directors (the "Committee") annually reviews and recommends to the full Board compensation and benefit levels for executive officers. The Committee also establishes specific strategic corporate performance goals which correspond to short-term and long-term compensation opportunities for executive officers. The Committee is comprised of Board members who are not employees of the Company.

    The Committee's primary objective in establishing compensation opportunities for executive officers is to support the Company's goal of maximizing the value of shareholders' interests. To achieve this objective, the Committee believes it is critical to:

    - Hire, develop, reward, and retain the most competent executives possible, and to provide compensation opportunities which are competitive in the marketplace.

    - Promote a close identity of interest between management and the Company's shareholders and encourage decision-making that enhances shareholder value. The Committee believes that this objective is best achieved by tying incentive opportunities to the attainment of corporate and individual goals, and by rewarding positive results through the payment of Company Common Stock.

    - Provide incentive opportunities which link corporate objectives and performance with executive pay.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility to the Company of non-performance-based annual compensation in excess of $1 million paid to the Company's chief executive officer and the other four highest-paid executive officers. The proposed Long-Term Incentive Plan set forth in this proxy statement is designed to meet the requirements of performance-based compensation under Section 162(m). When consistent with its compensation philosophy and objectives, the Committee intends to structure its compensation plans so that all compensation expense including that in excess of the $1 million limit, if any, is deductible by the Company for tax purposes.

                           COMPONENTS OF COMPENSATION

    The Committee believes that executive officer compensation should be closely aligned with the performance of the Company and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Committee's philosophy is that the total compensation program should consist of an annual base salary and the opportunity to earn an annual incentive, the amount of which is dependent on Company and individual performance and which is payable in whole or in part in the form of Company Common Stock.

    The Committee considers but does not target executive officer compensation at the median of similarly situated executives at the Company's competitors. Rather, the Committee believes that its total compensation opportunities for executive officers must provide significant compensation potential to attract and retain executive officers of exceptional talent and skill. The rapidly changing nature and increasing competitiveness of the utility industry demand that level of talent in order to maximize shareholder value.

    In 1997, the Committee, with the help of an outside consultant, undertook a review of executive officer compensation with a focus on the overall level and mix of total compensation, including long-term incentive compensation awards. The Committee plans to implement certain changes to the total compensation program in 1998, consistent with the objectives previously mentioned.

BASE SALARY

    The Committee reviews each executive officer's base salary annually. The factors which influence Committee recommendations regarding base salary include: levels of pay among executives in the utility and other industries, internal pay equity considerations, level of responsibilities and job complexity, prior experience, breadth of knowledge, and job performance, including the Committee's subjective judgment as to individual contribution. The Committee considers some or all of these factors as it deems appropriate; there are no formal weightings given to any factor. Effective March 1, 1997, the Committee granted all executive officers a 4% base salary increase.

    With respect to the Chief Executive Officer's compensation in 1997, the Committee determined that a 4% increase in base salary for Mr. Redmond was also appropriate. Mr. Redmond's responsibilities not only include electric and gas utility operations but also include subsidiary operations of a diverse nature, such as energy trading, energy products and services, financial services, consumer product promotion, and manufacturing. In addition, the Company operates in several states, thereby requiring quality relationships and interaction with multiple regulatory commissions and public policy leaders. Mr. Redmond has served as CEO of the Company since 1984 and as Chairman and CEO since 1985. The Committee and the entire Board of Directors recognize and highly value Mr. Redmond's visionary leadership, breadth of knowledge, complex business and utility experience, and outstanding performance, all of which continue to contribute significantly to the combined long-term success of the Company and its many subsidiaries (direct and indirect).

ANNUAL INCENTIVE COMPENSATION

    The Executive Incentive Compensation Plan provided the opportunity in 1997 for executive officers including Mr. Redmond to earn annual incentives in addition to their salaries. The Committee each year establishes the target amounts as a specified percentage of the executive officer's salary. For 1997, such percentages ranged from 35% to 40% for certain executive officers and 50% for Mr. Redmond and Mr. Bryan. In the event that various goals are achieved, an executive officer may be entitled to receive the full award and, in the event that certain performance goals have been exceeded, an executive officer may be entitled to receive up to 150% of such targeted percentage.

    Each year, the Committee establishes short-term financial goals which relate to one or more indicators of corporate financial performance. In 1997, the Committee approved an earnings per share target which, if met, would fund a pool for executive officer incentives. However, achievement of predetermined initiatives and individual performance determined individual award levels. Awards, if made, were designated in the form of Company Common Stock consistent with the Committee's philosophy that payment in Common Stock helps strike the balance between the focus of executives on short-term and long-term corporate results. The earnings per share target was not met in 1997. Therefore, consistent with the pay for performance philosophy, no awards under the Executive Incentive Compensation Plan were paid.

COMPENSATION FROM SUBSIDIARIES

    Mr. Redmond serves as Chairman of the Board of Pentzer Corporation, the Company's wholly-owned private investment firm. As reflected in the Summary Compensation Table, the Board of Directors of Pentzer Corporation approved a long-term incentive payout to reward Mr. Redmond for his significant long-term contribution to the development and success of ITRON, a company in which Pentzer had previous ownership interest. Specifically, the award was made in connection with the sale of its ITRON Common Stock and the return Pentzer realized on its ITRON investment.

    Mr. Redmond also received option grants from certain subsidiaries of the Company during 1997, which are also shown in the Summary Compensation Table and the Option Tables. These grants were approved by the boards of directors of the subsidiaries pursuant to various subsidiary incentive plans.

             Members of the Compensation & Benefits Committee

David A. Clack             John F. Kelly
Duane B. Hagadone          Larry A. Stanley

                           SUMMARY COMPENSATION TABLE

                                                                               ANNUAL COMPENSATION(1)
                                                    ----------------------------------------------------------------------------
                                                           SALARY($)                               BONUS($)
                                                    ------------------------     TOTAL     ------------------------     TOTAL
NAME AND PRINCIPAL POSITION                YEAR     UTILITY(2)   NONUTILITY    SALARY($)   UTILITY(2)   NONUTILITY    BONUS($)
---------------------------------------  ---------  -----------  -----------  -----------  -----------  -----------  -----------
P. A. REDMOND..........................       1997   $ 386,281    $ 165,595    $ 551,876
Chairman of the Board &                       1996   $ 382,545    $ 137,702    $ 520,247    $ 294,813    $ 106,129    $ 400,942(3)
Chief Executive Officer                       1995   $ 376,590    $ 135,352    $ 511,942    $ 283,589    $ 101,931    $ 385,520(3)

W. L. BRYAN............................       1997   $ 224,536    $  49,025    $ 273,561
President &                                   1996   $ 193,104    $  18,709    $ 211,813    $ 136,031    $  13,175    $ 149,206(3)
Chief Operating Officer                       1995   $ 181,659                 $ 181,659    $ 109,440                 $ 109,440(3)

J. E. ELIASSEN.........................       1997   $ 139,704    $  56,434    $ 196,138
Senior Vice President,                        1996   $ 150,999    $  33,698    $ 184,697    $  93,120    $  20,774    $ 113,894(3)
Chief Financial Officer                       1995   $ 147,407    $  34,252    $ 181,659    $  88,800    $  20,640    $ 109,440(3)
& Treasurer

G. G. ELY..............................       1997   $ 108,913    $  87,224    $ 196,137
Senior Vice President &                       1996   $ 169,932                 $ 169,932    $  98,200                 $  98,200(3)
General Manager--Energy Trading &             1995   $ 158,534                 $ 158,534    $  83,572                 $  83,572(3)
Market Services

R. D. FUKAI............................       1997   $ 185,815                 $ 185,815
Vice President--                              1996   $ 170,537                 $ 170,537    $  92,188                 $  92,188(3)
External Relations                            1995   $ 165,142                 $ 165,142    $  87,053                 $  87,053(3)

                                                              LONG-TERM COMPENSATION(1)
                                         --------------------------------------------------------------------
                                                                                PAYOUTS
                                                                        ------------------------
                                                    AWARDS
                                         -----------------------------         LONG-TERM          TOTAL LONG-
                                         RESTRICTED      SECURITIES      INCENTIVE PAYOUTS ($)       TERM
                                            STOCK        UNDERLYING     ------------------------   INCENTIVE     ALL OTHER

NAME AND PRINCIPAL POSITION               AWARDS($)   OPTIONS/SARS(#)   UTILITY(2)   NONUTILITY   PAYOUTS($)   COMP.($)(10)

---------------------------------------  -----------  ----------------  -----------  -----------  -----------  -------------

P. A. REDMOND..........................                      41,905(4)                $ 266,898(7)  $ 266,898    $  67,864

Chairman of the Board &                                      29,784(5)                $ 448,847(8)  $ 448,847    $  41,837

Chief Executive Officer                                      25,000(6)                $ 236,805(9)  $ 236,805    $  41,063

W. L. BRYAN............................                                                                          $  14,831

President &                                                                                                      $  10,897

Chief Operating Officer                                                                                          $   6,053

J. E. ELIASSEN.........................                       2,287(4)                                           $  37,772

Senior Vice President,                                        3,587(5)                                           $  38,618

Chief Financial Officer                                      10,857(6)                                           $  56,054

& Treasurer
G. G. ELY..............................                                                                          $  11,783

Senior Vice President &                                                                                          $   7,823

General Manager--Energy Trading &                                                                                $  22,389

Market Services
R. D. FUKAI............................                                                                          $  20,034

Vice President--                                                                                                 $  20,984

External Relations                                                                                               $  13,963


Notes to Summary Compensation Table:

 (1) Includes any amounts deferred pursuant to the Executive Deferral Plan. This plan allows executive officers the opportunity to defer until their retirement or until their earlier termination, disability or death, up to 75% of their base salary and/or up to 100% of any cash awarded under the provisions of the Executive Incentive Compensation Plan. Accumulated deferred compensation is credited with earnings at a non-preferential rate.

 (2) Only compensation charged to utility operations is recovered as an expense for ratemaking purposes.

 (3) Amounts received under the Executive Incentive Compensation Plan for 1995 and 1996 performance.

 (4) Option grants to Mr. Redmond received as a director of certain of the Company's indirect subsidiaries: Proco Holdings Corp.--15,000; Target Woodworks, Inc.--11,905; White Plus, Inc.-- 15,000.

     Option grants to Mr. Eliassen received as a director of certain of the Company's indirect subsidiaries: Proco Holdings Corp.--750; Target Woodworks, Inc.--680; White Plus, Inc.--857.

 (5) Option grants to Mr. Redmond received as a director of certain of the Company's indirect subsidiaries: ITRON--2,000; F.O. Phoenix, Inc.--15,000; Bay Area Manufacturing Co., Inc.--12,784.

     Option grants to Mr. Eliassen received as a director of certain of the Company's indirect subsidiaries: ITRON--2,000; F.O. Phoenix, Inc.--857; Bay Area Manufacturing Co., Inc.--730.

 (6) Option grants to Mr. Redmond received as a director of certain of the Company's indirect subsidiaries: ITRON--10,000; and The Decker Co. Inc.--15,000.

     Option grants to Mr. Eliassen received as a director of certain of the Company's indirect subsidiaries: ITRON--10,000; and The Decker Co. Inc.--857.

 (7) Amount received from Pentzer Corporation as long-term incentive compensation in connection with the sale of its ITRON common stock and the return Pentzer realized on its ITRON investment.

 (8) Amount received from Pentzer Corporation as long-term incentive compensation in connection with the performance and sale of ITRON common stock and the development and ultimate sale of Spokane Industrial Park.

 (9) Amount received from Pentzer Corporation as long-term incentive compensation in connection with the performance and sale of ITRON common stock.

 (10) Includes employer contributions under both the Executive Deferral Plan and the Investment and Employee Stock Ownership Plan (401(k) plan), pursuant to which the Company matches 75% of each executive officer's deferral up to 6% of the first $160,000 of salary. Also includes payments for unused, paid time-off accrued under the Company's One-Leave Program. Amounts for 1997 under the Deferral Plan were: Redmond--$34,009; Bryan--$7,706; Eliassen--$6,897; Ely--$4,658; Fukai-- $5,709. Amounts for 1997 under the 401(k) plan were: Redmond--$7,125; Bryan--$7,125; Eliassen--$7,125;
      Ely--$7,125; Fukai--$7,125. Amounts for 1997 under the One-Leave Program were: Redmond--$26,730 (100 hrs.); Bryan--$0; Eliassen--$23,750 (250
      hrs.); Ely $0; Fukai--$7,200 (80 hrs.).

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                                                                                   STOCK PRICE
                                                             INDIVIDUAL GRANTS                   APPRECIATION FOR
                                                                                                   OPTION TERM
------------------------------------------------------------
                                    --------------------------------------------------------------------------------
                                      NUMBER OF      % OF TOTAL
                                     SECURITIES     OPTIONS/SARS
                                     UNDERLYING      GRANTED TO     EXERCISE OR
                                    OPTIONS/SARS    EMPLOYEES IN    BASE PRICE   EXPIRATION   ----------------------
NAME                                 GRANTED (#)     FISCAL YEAR      ($/SH)        DATE        5% ($)     10% ($)
----------------------------------  -------------  ---------------  -----------  -----------  ----------  ----------
P.A. Redmond
  Proco...........................      15,000(2)         20.00%     $   17.33      9/30/07   $  163,500  $  414,300
  Target..........................      11,905(3)         31.25%     $   22.83       7/1/07   $  170,956  $  433,223
  White Plus......................      15,000(4)         20.00%     $    7.17       7/1/07   $   67,650  $  171,450
J.E. Eliassen
  Proco...........................         750(2)          1.00%     $   17.33      9/30/07   $    8,175  $   20,715
  Target..........................         680(3)          1.80%     $   22.83       7/1/07   $    9,765  $   24,745
  White Plus......................         857(4)          1.10%     $    7.17       7/1/07   $    3,865  $    9,796

------------------------

(1) No option grants were made by the Company. All grants referred to are options granted by indirect subsidiaries of the Company. The exercise price is at fair market value on the date of grant.

(2) Granted pursuant to Proco Holdings Corp. Stock Incentive Plan. Vests in whole on September 30, 2000, subject to the right of Proco Holdings Board to accelerate at any time. The value of the options is based on book value per share.

(3) Granted pursuant to Target Woodworks, Inc. Stock Incentive Plan. Vests in whole on July 1, 2000, subject to the right of Target Woodworks Board to accelerate at any time. The value of the options is based on book value per share.

(4) Granted pursuant to White Plus, Inc. Stock Incentive Plan. Vests in whole on July 1, 2000, subject to the right of White Plus Board to accelerate at any time. The value of the options is based on book value per share.

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                          OPTIONS/SARS AT               OPTIONS/SARS AT
                           SHARES                            FY-END (#)                    FY-END ($)
                        ACQUIRED ON      VALUE      ----------------------------  ----------------------------
NAME                    EXERCISE (#)  REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------  ------------  ------------  -------------  -------------  -------------  -------------
P.A. Redmond..........     12,500(1)  $  363,875(1)     43,812(3)      84,689(5)  $  773,417(3)  $  144,642(7)
J.E. Eliassen.........        714(2)  $   20,785(2)      2,199(4)       4,731(6)  $   34,559(4)  $    8,262(7)

------------------------

(1) Safety Speed Cut Mfg. Co., Inc. stock options redeemed in connection with the sale of Safety Speed Cut Mfg. Co., Inc., an amount equal to the difference between the $15.54 exercise price and the per share Safety Speed Cut Mfg. Co., Inc. value of $44.65.

(2) Safety Speed Cut Mfg. Co., Inc. stock options redeemed in connection with the sale of Safety Speed Cut Mfg. Co., Inc., an amount equal to the difference between the $15.54 exercise price and the per share Safety Speed Cut Mfg. Co., Inc. value of $44.65.

(3) 10,733 Systran stock options valued at $25.33 per share ($1.40 exercise price); 10,442 Graphic Communications Holdings stock options valued at $31.67 per share ($20.00 exercise price); 12,195 Form House stock options valued at $14.01 per share ($21.32 exercise price); and 10,442 Imfax stock options valued at $0 per share ($18.67 exercise price); all as of December 31, 1997.

(4) 107 Systran stock options valued at $25.33 per share ($1.40 exercise price); 696 Graphic Communications Holdings stock options valued at $31.67 per share ($20.00 exercise price); 700 Form House stock options valued at $14.01 per share ($21.32 exercise price); and 696 Imfax stock options valued at $0 per share ($18.67 exercise price); all as of December 31, 1997.

(5) 15,000 Decker stock options; 12,784 Bay Area Manufacturing stock options; 15,000 F.O. Phoenix stock options; 11,905 Target Woodworks stock options; 15,000 White Plus stock options; and 15,000 Proco Holdings stock options.

(6) 857 Decker stock options; 730 Bay Area Manufacturing stock options; 857 F.O. Phoenix stock options; 680 Target Woodworks stock options; 857 White Plus stock options; and 750 Proco Holdings stock options.

(7) Decker stock options valued at $3.72 per share; Bay Area Manufacturing stock options valued at $1.14 per share; F.O. Phoenix stock options valued at $0 per share; Target Woodworks stock options valued at $4.55 per share; White Plus stock options valued at $1.34 per share; and Proco Holdings stock options valued at $0 per share; all as of December 31, 1997.

                               PENSION PLAN TABLE

                                                                            YEARS OF SERVICE
                                                       ----------------------------------------------------------
REMUNERATION                                               15          20          25          30          35
-----------------------------------------------------  ----------  ----------  ----------  ----------  ----------
$125,000.............................................  $   46,875  $   62,500  $   78,125  $   93,750  $   93,750
$150,000.............................................  $   56,250  $   75,000  $   93,750  $  112,500  $  112,500
$175,000.............................................  $   65,625  $   87,500  $  109,375  $  131,050  $  131,050
$200,000.............................................  $   75,000  $  100,000  $  125,000  $  150,000  $  150,000
$225,000.............................................  $   84,375  $  112,500  $  140,625  $  168,750  $  168,750
$250,000.............................................  $   93,750  $  125,000  $  156,250  $  187,500  $  187,500
$300,000.............................................  $  112,500  $  150,000  $  187,500  $  225,000  $  225,000
$400,000.............................................  $  150,000  $  200,000  $  250,000  $  300,000  $  300,000
$450,000.............................................  $  168,750  $  225,000  $  281,250  $  337,500  $  337,500
$500,000.............................................  $  187,500  $  250,000  $  312,500  $  375,000  $  375,000
$550,000.............................................  $  206,250  $  275,000  $  343,750  $  412,500  $  412,500
$600,000.............................................  $  225,000  $  300,000  $  375,000  $  450,000  $  450,000
$650,000.............................................  $  243,750  $  325,000  $  406,250  $  487,500  $  487,500

    The table above reflects benefits pursuant to the Retirement Plan for Employees and the Supplemental Executive Retirement Plan. The Company's Retirement Plan for Employees provides a retirement benefit based upon employees' compensation and years of service. Earnings credited for retirement purposes represent the final average annual base salary earnings of the employee for the highest 36 consecutive months during the last 120 months of service with the Company. Base salary for the named executive officers is the amount under "Total Salary" in the Summary Compensation Table.

    The Supplemental Executive Retirement Plan provides additional pension benefits to executive officers of the Company, other than Mr. Redmond, who have attained the age of 55, and a minimum of 15 years of service with the Company. The plan is intended to provide benefits to executive officers whose pension benefits under the Company's Retirement Plan are reduced due to the application of Section 415 of the Internal Revenue Code of 1986 and the deferral of salary pursuant to the Executive Deferral Plan. When combined with the Retirement Plan, the plan will provide benefits to executive officers, other than Mr. Redmond, who retire at age 62 or older, of 2.5 percent of the final average annual base earnings during the highest 60 consecutive months during the last 120 months of service, for each year of service up to 30 years. Benefits will be reduced for executives who retire before age 62.

    Benefits for both the Retirement Plan for Employees and the Supplemental Executive Retirement Plan are calculated based on a straight-life annuity, paid on a monthly basis and are not subject to reduction for offset amounts. Years of service for listed executive officers are shown below:

                                                                                    YEARS OF
NAME                                                                                 SERVICE
-----------------------------------------------------------------------------  -------------------
P. A. Redmond................................................................              33
W. L. Bryan..................................................................              28
J. E. Eliassen...............................................................              27
G. G. Ely....................................................................              31
R. D. Fukai..................................................................              25

    In August 1997, the Board of Directors of the Company approved an annual pension benefit of $485,000 for Mr. Redmond in lieu of any pension benefit that would have otherwise been calculated under the Company's Retirement Plan for Employees and/or under the Supplemental Executive Retirement Plan.

                             DIRECTORS COMPENSATION

    During calendar year 1997, directors who were not employees of the Company received an annual retainer of $30,000. Of that amount, two-thirds was paid automatically in Company Common Stock, pursuant to provisions of the Non-Employee Director Stock Plan. Directors are also paid $1,200 for each meeting of the Board of Directors or any committee meeting of the Board of Directors and a per diem travel fee of $1,200. Directors who served as Board committee chairpersons and who therefore have additional responsibility and time requirements associated with Board membership receive an additional $4,000 retainer.

    The Board of Directors has set a stock ownership expectation for all members of the Board. Directors are expected to own $100,000 of Company Common Stock within five years of their becoming a board member and must maintain at least that amount during their tenure as a board member. This guideline and the Non-Employee Director Stock Plan illustrate the Board's philosophy of increased stock ownership for all members of the Board in order to further strengthen the commonality of interest between the Board of Directors and shareholders.

           CHANGE OF CONTROL AGREEMENTS AND OTHER COMPENSATORY PLANS

CHANGE OF CONTROL AGREEMENTS

    The Company has entered into Change of Control Agreements with the Company's executive officers, including each of the named executive officers. The agreements will provide compensation and benefits to the executive officers in the event of a change of control of the Company. Pursuant to the terms of the agreements, the executives agree to remain in the employ of the Company for three years following a change of control of the Company and will receive an annual base salary equal to at least 12 times the highest monthly base salary paid to such executive in the 12 months preceding the change of control. In addition to the annual base salary, each executive will receive an annual bonus at least equal to such executive's highest annual bonus paid by the Company during the three fiscal years preceding the change of control (the "Recent Annual Bonus"). If employment is terminated by the Company for other than cause or by the executive officer for good reason during the first three years after a change of control, the executive will receive the base salary due to him or her. In addition, the executive officer will receive a proportionate bonus based upon the higher of the Recent Annual Bonus and the executive's annual bonus for the last fiscal year (the "Highest Annual Bonus"), together with an amount equal to three times the sum of the executive's base salary and the Highest Annual Bonus. The executive will also receive all unpaid deferred compensation and vacation pay, may continue to receive employee welfare benefits for three years from the date of termination, and may be entitled to certain additional payments based on tax liabilities incurred by the executive as a result of payments under the agreements. The executive will also be entitled to a lump sum payment equal to the actuarial value of the service credit under the Company's retirement plans that the executive officer would have received if he or she would have remained in the employ of the Company for three years after the date of termination.

SUPPLEMENTAL EXECUTIVE DISABILITY PLAN

    The Supplemental Executive Disability Plan provides specified benefits to executive officers of the Company who become disabled so as to be unable to perform any and every duty of his or her occupation. The plan provides a benefit equal to 60 percent of the executive officer's base annual wage at the date of disability reduced by the aggregate amount, if any, of disability benefits provided for under the Company's Long-Term Disability Plan for employees, worker's compensation benefits, and any benefit payable under provisions of the Federal Social Security Act. Benefits will be payable for a period of time not to exceed the earlier of the executive officer's date of retirement or age 65.

EXECUTIVE INCOME CONTINUATION PLAN

    In order to provide benefits to the beneficiaries of executive officers who die during their term of office or after retirement, the Company has adopted an Executive Income Continuation Plan. Under the plan, an executive officer's designated beneficiary will receive, as elected by the executive officer, either
(a) a lump sum equal to twice the executive officer's annual base salary at the time of death (or if death occurs after retirement, a lump sum equal to twice the executive officer's annual pension benefit) or (b) one quarter of such sum paid in each year over a ten-year period commencing within thirty days of the executive's death.

                               PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
                       -
  WASHINGTON WATER POWER VS. INDUSTRY INDEXES
   ASSUMES $100 WAS INVESTED IN WWP AND EACH
    INDEX ON DECEMBER 31, 1992 AND THAT ALL
                   DIVIDENDS
           WERE REINVESTED WHEN PAID.
                                                    WASHINGTON                           EDISON
                                                      WATER       STANDARD & POOR'S     ELECTRIC    S & P ELECTRIC
                                                                                       INSTITUTE
                                                   POWER (WWP)      500 INDEX (1)         (2)        CO-MIDCAP (3)
1992                                                     $100.00             $100.00       $100.00          $100.00
1993                                                     $113.42             $110.09       $111.18          $110.12
1994                                                      $90.68             $111.54        $98.32          $101.12
1995                                                     $123.59             $153.43       $128.81          $133.60
1996                                                     $140.28             $188.69       $130.36          $138.03
1997                                                     $192.47             $251.71       $166.04          $175.51

                                                                       Washington   Standard &       Edison
                                                                      Water Power   Poor's 500      Electric     S & P Electric
                                                                         (WWP)       Index (1)   Institute (2)    Co-MidCap (3)
                                                                      ------------  -----------  --------------  ---------------
                                                                1993       +13.42       +10.09         +11.18           +10.12
                                                                1994       (20.05)       +1.32         (11.57)           (8.17)
                                                                1995       +36.29       +37.55         +31.02           +32.12
                                                                1996       +13.51       +22.98          +1.20            +3.31
                                                                1997       +37.20       +33.40         +27.37           +27.16
initial investment:  $100
                                                                1992   $   100.00    $  100.00     $   100.00      $    100.00
                                                                1993   $   113.42    $  110.09     $   111.18      $    110.12
                                                                1994   $    90.68    $  111.54     $    98.32      $    101.12
                                                                1995   $   123.59    $  153.43     $   128.81      $    133.60
                                                                1996   $   140.28    $  188.69     $   130.36      $    138.03
                                                                1997   $   192.47    $  251.71     $   166.04      $    175.51

(1) A composite stock price index of 500 key companies in 90 industry groups divided into four major industry categories (industrials, utilities, financials, and transportations).

(2) A composite stock price index of 100 of the largest publicly-traded electric and combination (electric and natural gas) utilities.

(3) The Company has added the Standard & Poor's MidCap 400 Electric Companies Index to the performance graph and intends to delete the Edison Electric Institute Index in the future. The EEI Index is only available to members of the Institute. The Company is no longer a member. The Standard & Poor's MidCap 400 Index currently includes 33 MidCap electric utility companies. The Company believes the Standard & Poor's MidCap 400 Index is a good measure of industry performance relative to the Company.

                                   PROPOSAL 2
                            LONG-TERM INCENTIVE PLAN

    On February 13, 1998, the Board of Directors, subject to shareholder approval, adopted The Washington Water Power Company Long-Term Incentive Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to enhance the long-term profitability and shareholder value of the Company by offering opportunities to employees, directors, and officers of the Company and its subsidiaries to participate in the Company's growth and success and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

    The following summary of the Incentive Plan is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached as Appendix A.

DESCRIPTION OF THE INCENTIVE PLAN.

    ELIGIBILITY TO RECEIVE AWARDS. Awards may be granted under the Incentive Plan to those employees, directors, and officers of the Company and its subsidiaries that the Plan Administrator from time to time selects. Approximately 100 individuals are expected to be eligible to participate in the Incentive Plan.

    AWARDS. The Incentive Plan provides for grants of stock options, stock appreciation rights, stock awards (including restricted stock), other stock-based awards and dividend equivalent rights. Awards may be made singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company or in substitution for, or by the assumption of, awards issued under plans of an acquired entity.

    STOCK SUBJECT TO THE INCENTIVE PLAN. Subject to adjustment as provided in the Incentive Plan, a maximum of 2,500,000 shares of Common Stock will be available for issuance under the Incentive Plan, except that no more than 625,000 shares may be issued as restricted stock. Shares issued under the Incentive Plan will be drawn from authorized but unissued shares or shares now held or subsequently acquired by the Company or, to the extent required by applicable law, will be purchased by a designated Trustee on the open market.

    Subject to adjustment as provided in the Incentive Plan, no more than 200,000 shares of Common Stock may be awarded in the aggregate as performance-based compensation to any one participant in a single fiscal year.

    Any shares of stock covered by an award that subsequently cease to be subject to the award (other than because of exercise or settlement of the award in stock) will again be available for issuance in connection with future grants of awards under the Incentive Plan.

    In the event shares are purchased by a Trustee on the open market, such shares will be held for the benefit of participants and will be distributed to participants or their beneficiaries by the Trustee at the direction of the Plan Administrator.

    ADMINISTRATION. The Board of Directors or a committee appointed by the Board and consisting of at least two members of the Board will administer the Incentive Plan (the "Plan Administrator") and will have the authority to determine all matters relating to awards under the Incentive Plan, including the persons to whom awards are granted, the type of awards, the number of shares of Common Stock subject to an award, and all terms, conditions, restrictions and limitations of awards; provided, however, that the Board may consider appointing a Plan Administrator consisting solely of two or more outside directors in order that awards provided under the Incentive Plan constitute performance-based compensation within the meaning of Section 162(m) of the Code. The Plan Administrator, in its sole discretion, may accelerate the exercisability of or waive any or all of the restrictions and conditions applicable to any award. The Plan

Administrator will also have the authority to authorize the Trustee of any Trust for the Incentive Plan to make awards to selected individuals.

    OPTIONS. Options granted under the Incentive Plan may be either incentive stock options ("ISOs") or nonqualified stock options ("NSOs"). The exercise price for all options granted under the Incentive Plan will not be less than 100% of the Common Stock's fair market value on the date of grant. "Fair market value," for purposes of the Incentive Plan, means the average of the high and low per share sales prices for the Common Stock on the New York Stock Exchange as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. On March 25, 1998, the closing trading price for the Company's Common Stock was $24 3/4 per share.

    The Plan Administrator has broad discretion to determine the terms and conditions under which options are exercisable, but under no circumstances may an option have a term exceeding ten years from the date it is granted. The exercise price for shares purchased under options may be paid in cash or by check, or, unless the Plan Administrator determines otherwise at any time, by a combination of cash, check, shares of Common Stock which have been held for at least six months, or delivery of a properly executed exercise notice, together with irrevocable instructions to a broker. The Plan Administrator may also permit payment by a full-recourse promissory note or other forms of consideration.

    Each option will be exercisable according to a vesting schedule determined by the Plan Administrator. If no vesting schedule is set forth in the instrument evidencing the option, the option will become exercisable in four equal annual installments beginning one year after the date of grant. The Plan Administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to the Company or one of its subsidiaries. If not so established, options generally will be exercisable for one year after termination of services as a result of retirement, early retirement, disability or death and for three months after all other terminations, but in no event later than the remaining term of the option. An option will terminate automatically if the optionee's services are terminated for cause, as that term is defined in the Incentive Plan.

    SARS. An SAR gives its holder the right to receive an appreciation distribution from the Company equal to the difference between the value of the Common Stock subject to the right at the time of exercise and the exercise price of the right. SARs may be issued on a stand-alone basis or in tandem with options. For SARs granted in tandem with options, the exercise price will be the same as the option exercise price. For stand-alone SARs, the exercise price will be as determined by the Plan Administrator, but will not be less than 100% of the fair market value of the Common Stock on the date the right was granted, and the term of the right, if not otherwise established by the Plan Administrator, will be for 10 years from the date of grant. The appreciation distribution for all SARs will be paid in shares of Common Stock, cash or any combination of shares and cash, as the Plan Administrator may determine. Unless otherwise provided by the Plan Administrator, the provisions of the Incentive Plan regarding exercisability of options after the termination of a holder's services shall apply equally, to the extent applicable, to SARs.

    STOCK AWARDS AND PERFORMANCE AWARDS. The Plan Administrator is authorized to make stock awards (including awards of restricted stock) and performance awards to participants on such terms and subject to such restrictions, if any (whether based on continued service or the attainment of certain performance goals related to earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), that the Plan Administrator may determine. Restrictions may include forfeiture rights in favor of the Company. Performance awards may be awarded in cash, shares of Common Stock or a combination of cash and shares. If performance awards granted under the Incentive Plan are denominated in cash, no more than an aggregate maximum dollar value in excess of $1 million may be granted to any individual participant in any one fiscal year, to the extent required for compliance with
Section 162(m) of the Code.

    OTHER STOCK-BASED AWARDS. The Plan Administrator has the discretion to authorize any other stock-based awards consistent with the purpose of the Incentive Plan.

    DIVIDEND EQUIVALENT RIGHTS. Any awards under the Incentive Plan may, in the Plan Administrator's discretion, earn Dividend Equivalent Rights that entitle the holder to be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such shares been issued and outstanding on such dividend record date. The Plan Administrator is authorized to establish such rules and procedures governing the crediting of Dividend Equivalent Rights as it deems necessary or appropriate.

    TRANSFERABILITY. No award will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution. During the holder's lifetime, the award may be exercised only by the holder, unless the Plan Administrator determines otherwise in its sole discretion, and except to the extent permitted by Section 422 of the Code.

    CHANGE OF CONTROL. In the event a Change of Control occurs, each award that is at the time outstanding will automatically accelerate so that each such award becomes, immediately prior to the Change of Control, 100% vested, unless, in the opinion of the Company's accountants, such acceleration would render unavailable pooling-of-interests accounting for the Change of Control or the award is to be assumed or replaced with a comparable award for the purchase of shares by the successor corporation. Any awards that are assumed or replaced in the Change of Control and do not otherwise accelerate at that time will be accelerated if the holder's employment or services subsequently terminate within three years after the Change of Control, unless such employment or services are terminated by a successor corporation for cause or by the holder voluntarily without good reason, as such terms are defined in the Incentive Plan.

    For purposes of the Incentive Plan, the term "Change of Control" means (1) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company's shareholders) of 20% or more of the Company's Common Stock or voting securities; (2) a change in the composition of the Board of Directors as a result of which the incumbent directors, with certain specified exceptions, cease to constitute a majority of the Board; (3) a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the Company's assets, unless the Company's shareholders prior to the Change of Control own 50% or more of the stock in the resulting company or a majority of the directors of the resulting corporation were members of the Company's Board; or (4) approval by the shareholders of a complete liquidation or dissolution of the Company.

    FURTHER ADJUSTMENT OF AWARDS. Subject to the specific rules governing a Change in Control, the Plan Administrator has the discretion to make such further adjustments to outstanding awards as it deems necessary, advisable and equitable to participants at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction (as defined by the Plan Administrator).

    WITHHOLDING. The Company may require an award holder to pay to the Company any applicable withholding taxes that the Company is required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, the Plan Administrator may permit the holder to satisfy such obligations by the withholding or delivery of shares of Common Stock.

    LOANS, LOAN GUARANTEES AND INSTALLMENTS. Subject to applicable statutes and regulations, the Company may extend credit, arrange credit, guarantee obligations, and otherwise aid award holders with financing their purchases of Common Stock pursuant to an award.

    AMENDMENT AND TERMINATION. The Incentive Plan may be amended or terminated at any time by the Board of Directors, provided that, to the extent required by
Section 422 of the Code or any applicable law or regulation, any amendment that would increase the number of shares available under the Incentive

Plan, modify the class of persons eligible to receive options or otherwise require shareholder approval must be approved by the Company's shareholders.

FEDERAL INCOME TAX CONSEQUENCES.

    The following discussion summarizes the federal income tax consequences of the Incentive Plan based on current provisions of the Code, which are subject to change. The summary does not cover any state or local tax consequences of participation in the Incentive Plan and does not address issues related to the tax consequences of any individual participant.

    INCENTIVE STOCK OPTIONS ("ISOS"). An optionee will not have any income at the time an ISO is granted. When an optionee exercises an ISO while employed by the Company or one of its subsidiaries or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time. The excess (if any) of the fair market value of the shares acquired upon such exercise over the option price may be an adjustment to the taxable income of the optionee for alternative minimum tax purposes. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of transfer and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares will be mid-term or long-term capital gain eligible for favorable rates under the Code. If the shares are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the amount received for the shares (or, in the case of a gift, the fair market value of the shares at the time the ISO is exercised) over the option price. If an ISO is exercised by the optionee more than three months (one year for disability) after termination of employment, the tax consequences are the same as those described below for nonqualified stock options.

    The Company is not entitled to a tax deduction as the result of the grant or exercise of an ISO. If the optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to a deduction at the same time and in the same amount as the optionee, assuming that the deduction is not disallowed by Section 162(m) of the Code.

    NONQUALIFIED STOCK OPTIONS ("NSOS"). An optionee will not have any income at the time an NSO is granted. When an optionee exercises an NSO, the difference between the option price and any higher fair market value of the shares on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction to the Company for federal income tax purposes, assuming that the deduction is not disallowed by Section 162(m) of the Code. When an optionee disposes of shares acquired by exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long-term, mid-term or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

    STOCK-FOR-STOCK EXCHANGES. Additional special rules apply if the exercise price for an option is paid for in shares previously owned by the optionee rather than in cash.

    STOCK APPRECIATION RIGHTS. Generally, when a participant exercises an SAR, the amount of cash and the fair market value of the shares received will be ordinary income to the participant and will be allowed as a deduction for federal income taxes purposes to the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE LONG-TERM INCENTIVE
                                     PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors appoints the independent accountants that audit the financial statements of the Company. It's anticipated that the Board of Directors will formally appoint the independent accountants for continuing audit work in 1998 at their next board meeting. Deloitte & Touche LLP currently serves as such independent accountants, has conducted consolidated annual audits of the Company for many years, and is one of the world's largest firms of independent certified public accountants. A representative of Deloitte & Touche is expected to be present at the meeting with the opportunity to make a statement if he/she desires to do so, and such representative is expected to be available to respond to appropriate questions.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

    A copy of the Company's Annual Report to Shareholders and the Financial Report for the year 1997 accompanies this Proxy Statement.

                                 OTHER BUSINESS

    The Board of Directors does not intend to present any business at the meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the meeting or any adjournment or adjournments thereof, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended for inclusion in the proxy materials for the 1999 Annual Meeting of Shareholders must be received by the Company, no later than December 1, 1998. Such proposals should be directed to the Vice President & Corporate Secretary of the Company, 1411 East Mission Avenue, P.O. Box 3727, Spokane, Washington 99220.

                            EXPENSE OF SOLICITATION

    The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by the Company primarily by mail, but may also be solicited personally and by telephone at nominal expense to the Company by directors, officers, and regular employees of the Company. In addition, the Company has engaged Beacon Hill Partners, Inc., at a cost of $3,500 plus out-of-pocket expenses, to solicit proxies in the same manner. The Company will also request banks, brokerage houses, custodians, nominees and other record holders of the Company's Common Stock to forward copies of the proxy soliciting material and the Company's 1997 Annual Report to Shareholders and the Financial Report to the beneficial owners of such stock, and the Company will reimburse such record holders for their expenses in connection therewith.

                                          By order of the Board of Directors,

                                                        [LOGO]

                                          Terry L. Syms
                                          VICE PRESIDENT & CORPORATE SECRETARY

Spokane, Washington
March 31, 1998

                                                                      APPENDIX A

                       THE WASHINGTON WATER POWER COMPANY
                            LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

    The purpose of The Washington Water Power Company Long-Term Incentive Plan (the "Plan") is to enhance the long-term shareholder value of The Washington Water Power Company, a Washington corporation (the "Company"), by offering opportunities to employees, directors and officers of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2. DEFINITIONS

    For purposes of the Plan, the following terms are defined as set forth below:

    2.1 AWARD

    "Award" means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards or any combination of the foregoing (including any Dividend Equivalent Rights granted in connection with such Awards).

    2.2 BOARD

    "Board" means the Board of Directors of the Company.

    2.3 CAUSE

    "Cause" means (a) the willful and continued failure of the Holder to perform substantially the Holder's duties with the Company or one of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Holder by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Holder has not substantially performed the Holder's duties; or (b) the willful engaging by the Holder in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

    2.4 CHANGE OF CONTROL

    "Change of Control" means any of the following events:

    (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

        (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or

        (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.4;

    (b) A change in the Board so that individuals who constitute the Board (the "Incumbent Board") as of the date of adoption of the Plan cease for any reason to constitute at least a majority of the Board after such date; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

    (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    2.5 CODE

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    2.6 COMMON STOCK

    "Common Stock" means the common stock, no par value, of the Company.

    2.7 DISABILITY

    "Disability" means "disability" as that term is defined for purposes of the Company's Long-Term Disability Plan or other similar successor plan applicable to salaried employees.

    2.8 DIVIDEND EQUIVALENT RIGHT

    "Dividend Equivalent Right" means an Award granted under Section 13.

    2.9 EARLY RETIREMENT

    "Early Retirement" means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

    2.10 EXCHANGE ACT

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    2.11 FAIR MARKET VALUE

    The "Fair Market Value" shall be the average of the high and low per share sales prices for the Common Stock on the New York Stock Exchange as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

    2.12 GOOD REASON

    "Good Reason" means:

    (a) The assignment to the Holder of any duties inconsistent in any respect with the Holder's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Holder;

    (b) Any failure of the Company to comply with its standard compensation arrangements with the Holder, including the failure to continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Change of Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof from the Holder;

    (c) Any purported termination of the Holder's employment or service for Cause by the Company that does not comply with the terms of the Plan; or

    (d) The failure of the Company to require that any Successor Corporation (whether by purchase, merger, consolidation or otherwise) expressly assume and agree to be bound by the terms of the Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

    2.13 GRANT DATE

    "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

    2.14 HOLDER

    "Holder" means:

    (a) the Participant to whom an Award is granted;

    (b) for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 14; or

    (c) the person(s) to whom an Award has been transferred in accordance with
       Section 14.

    2.15 INCENTIVE STOCK OPTION

    "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

    2.16 NONQUALIFIED STOCK OPTION

    "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

    2.17 OPTION

    "Option" means the right to purchase Common Stock granted under Section 7.

    2.18 OTHER STOCK-BASED AWARD

    "Other Stock-Based Award" means an Award granted under Section 12.

    2.19 PARTICIPANT

    "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director or officer of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

    2.20 PERFORMANCE AWARD

    "Performance Award" means an Award granted under Section 11, the payout of which is subject to achievement through a performance period of performance goals prescribed by the Plan Administrator.

    2.21 PLAN ADMINISTRATOR

    "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

    2.22 RESTRICTED STOCK

    "Restricted Stock" means shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

    2.23 RETIREMENT

    "Retirement" means retirement as of the individual's normal retirement date under the Company's retirement plan for salaried employees or other similar successor plan applicable to salaried employees.

    2.24 SECURITIES ACT

    "Securities Act" means the Securities Act of 1933, as amended.

    2.25 STOCK APPRECIATION RIGHT

    "Stock Appreciation Right" means an Award granted under Section 9.

    2.26 STOCK AWARD

    "Stock Award" means an Award granted under Section 10.

    2.27 SUBSIDIARY

    "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

    2.28 SUCCESSOR CORPORATION

    "Successor Corporation" has the meaning set forth under Section 15.2.

    2.29 TRUST AND TRUSTEE

    "Trust" and "Trustee" have the meanings set forth in Section 3.2.

    2.30 TRUSTEE SHARES

    "Trustee Shares" has the meaning set forth in Section 3.3.

SECTION 3. ADMINISTRATION

    3.1 PLAN ADMINISTRATOR

    The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Plan Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

    3.2 ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

    Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award, and to authorize the Trustee (the "Trustee") of any Trust (the "Trust") that may be required pursuant to the Plan to grant Awards to Participants. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

    3.3 TRUST FOR THE LONG-TERM INCENTIVE PLAN

    Payments may be, but need not be, made to the Trustee, such payments to be used by the Trustee to purchase shares of the Common Stock. Shares purchased by the Trustee pursuant to the terms of the Trust ("Trustee Shares") shall be held for the benefit of Participants, and shall be distributed to Participants or their beneficiaries by the Trustee at the direction of the Plan Administrator in accordance with the terms and conditions of the Awards. Awards may also be made in units that are redeemable (in whole or in part) in Trustee Shares.

SECTION 4. STOCK SUBJECT TO THE PLAN

    4.1 AUTHORIZED NUMBER OF SHARES

    Subject to adjustment from time to time as provided in Section 15.1, a maximum of 2,500,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company or, if required by applicable law, shall be purchased by the Trustee on the open market. In the event a Trust is required, the Company shall not issue any Common Stock under the Plan to the Trust or to any Participant, nor shall the Company purchase any Trustee Shares from the Trust.

    4.2 LIMITATIONS

    (a) Subject to adjustment from time to time as provided in Section 15.1, not more than an aggregate of 625,000 shares shall be available for issuance pursuant to grants of Restricted Stock under the Plan.

    (b) Subject to adjustment from time to time as provided in Section 15.1, not more than 200,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

    4.3 REUSE OF SHARES

    Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code. Shares that are subject to tandem Awards shall be counted only once.

SECTION 5. ELIGIBILITY

    Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects.

SECTION 6. AWARDS

    6.1 FORM AND GRANT OF AWARDS

    The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Performance Awards,

Other Stock-Based Awards and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

    6.2 ACQUIRED COMPANY AWARDS

    Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

SECTION 7. AWARDS OF OPTIONS

    7.1 GRANT OF OPTIONS

    The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

    7.2 OPTION EXERCISE PRICE

    The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

    7.3 TERM OF OPTIONS

    The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

    7.4 EXERCISE OF OPTIONS

    The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

PERIOD OF HOLDER'S CONTINUOUS EMPLOYMENT OR                                 PERCENT OF TOTAL
SERVICE WITH THE COMPANY OR ITS                                           OPTION THAT IS VESTED
SUBSIDIARIES FROM THE OPTION GRANT DATE                                      AND EXERCISABLE
------------------------------------------------------------------------  ---------------------
After 1 year............................................................              25%
After 2 years...........................................................              50%
After 3 years...........................................................              75%
After 4 years...........................................................             100%

    To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

    7.5 PAYMENT OF EXERCISE PRICE

    The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms:

    (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or

    (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to

        (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and

        (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.

    In addition, to the extent permitted by the Plan Administrator in its sole discretion, the price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5 by (y) a full-recourse promissory note delivered pursuant to Section 16 or (z) such other consideration as the Plan Administrator may permit.

    7.6 POST-TERMINATION EXERCISES

    The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

    In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only

    (a) within one year if the termination of the Holder's employment or services is coincident with Retirement, Early Retirement in connection with a Company program offering early retirement or Disability or

    (b) within three months after the date the Holder ceases to be an employee, director, or officer of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Retirement, Early Retirement in connection with a Company program offering early retirement or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to
       Section 14 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

    A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services for purposes of this Section 7.6. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

    To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

    8.1 DOLLAR LIMITATION

    To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

    8.2 10% SHAREHOLDERS

    If a Participant owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

    8.3 ELIGIBLE EMPLOYEES

    Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

    8.4 TERM

    The term of an Incentive Stock Option shall not exceed 10 years.

    8.5 EXERCISABILITY

    To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.5, "total disability" shall mean a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

    8.6 TAXATION OF INCENTIVE STOCK OPTIONS

    In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

    8.7 PROMISSORY NOTES

    The amount of any promissory note delivered pursuant to Section 16 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9. STOCK APPRECIATION RIGHTS

    9.1 GRANT OF STOCK APPRECIATION RIGHTS

    The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

    9.2 TANDEM STOCK APPRECIATION RIGHTS

    A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

    9.3 STAND-ALONE STOCK APPRECIATION RIGHTS

    A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right.

    A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the exercise price per share of the right must be at least equal to 100% of the Fair Market Value on the Grant Date and the term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.

    9.4 EXERCISE OF STOCK APPRECIATION RIGHTS

    Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder's employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

SECTION 10. STOCK AWARDS

    10.1 GRANT OF STOCK AWARDS

    The Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

    10.2 ISSUANCE OF SHARES

    Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

    10.3 WAIVER OF RESTRICTIONS

    Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

    11.1 PLAN ADMINISTRATOR AUTHORITY

    Performance Awards may be denominated in cash, shares of Common Stock or any combination thereof. The Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives and other terms may vary from Participant to Participant and between groups of Participants. Performance objectives shall be based on earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies, as the Plan Administrator shall determine, in its sole discretion. Additional performance measures may be used to the extent their use would comply with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria.

    The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), or a combination thereof, to be received by the Participant at the end of the performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. If Performance Awards are denominated in cash, no more than an aggregate maximum dollar value in excess of $1,000,000 shall be granted to any individual Participant in any one fiscal year of the Company, such limitations to be applied in a manner consistent with the requirements of, and to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), Options or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

    11.2 ADJUSTMENT OF AWARDS

    The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, except that, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code for the applicable year. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Plan Administrator deems it appropriate.

    11.3 PAYOUT UPON TERMINATION

    The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant's employment or services with the Company terminate by reason of the Participant's Retirement, Early Retirement at the Company's request, Disability or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period
(a) based, to the extent relevant under the terms of the Award, on the Participant's performance for the portion of such performance period ending on the date of termination and (b) prorated for the portion of the performance period during which the Participant was employed by the Company, all as determined by the Plan Administrator. The Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate.

    Except as otherwise provided in Section 15 or in the instrument evidencing the Performance Award, if during a performance period a Participant's employment or services with the Company terminate other than by reason of the Participant's Retirement, Early Retirement at the Company's request, Disability or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. The provisions of Section 7.6 regarding leaves of absence and termination for Cause shall apply to Performance Awards.

SECTION 12. OTHER STOCK-BASED AWARDS

    The Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan's purpose

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

    Any Awards under the Plan may, in the Plan Administrator's discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

SECTION 14. ASSIGNABILITY

    No Option, Stock Appreciation Right, Stock Award, Performance Award, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder's lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 15. ADJUSTMENTS

    15.1 ADJUSTMENT OF SHARES

    In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in
(i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

    15.2 CHANGE OF CONTROL

    Except as otherwise provided in the instrument that evidences the Award, in the event of any Change of Control, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Change of Control, become 100% vested and exercisable, except that such acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Change of Control that would otherwise qualify for such accounting treatment. Such Award shall not so accelerate, however, if and to the extent that such Award is, in connection with the Change of Control, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Change of Control, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Change of Control and do not otherwise accelerate at that time shall be accelerated in the event that the Holder's employment or services should subsequently terminate within three years following such Change of Control, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

    15.3 FURTHER ADJUSTMENT OF AWARDS

    Subject to Section 15.2, and subject to the limitations set forth in Section 11, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

    15.4 LIMITATIONS

    The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 16. WITHHOLDING

    The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. Subject to the Plan and applicable law and unless the Plan Administrator determines otherwise, the Holder may satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

SECTION 17. LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

    To assist a Holder (including a Holder who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by the Company,
(b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment, will be subject to the Plan Administrator's discretion. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

SECTION 18. AMENDMENT AND TERMINATION OF PLAN

    18.1 AMENDMENT OF PLAN

    The Plan may be amended only by the Board as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted or that may be used in payment of Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Dividend Equivalent Rights under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

    18.2 TERMINATION OF PLAN

    The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

    18.3 CONSENT OF HOLDER

    The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 19. GENERAL

    19.1 AWARD AGREEMENTS

    Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

    19.2 CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

    None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

    19.3 REGISTRATION

    The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

    The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

    Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

    19.4 NO RIGHTS AS A SHAREHOLDER

    No Award shall entitle the Holder to any cash dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

    19.5 COMPLIANCE WITH LAWS AND REGULATIONS

    Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

    19.6 UNFUNDED PLAN

    The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

    19.7 SEVERABILITY

    If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 20. EFFECTIVE DATE

    The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company's shareholders after adoption of the Plan by the Board.

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

1. Election of Directors.       FOR all nominees /X/       WITHHOLD AUTHORITY to vote for /X/       *EXCEPTIONS /X/
                                listed below               all nominees listed below

NOMINEES: David A. Clack, Bobby Schmidt and Larry A. Stanley
(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
           -----------------------------------------------------------------------------------------------------------------------

2. To Approve the Long-Term Incentive Plan.     FOR  /X/       AGAINST  /X/       ABSTAIN  /X/

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

                                                                                               MARK HERE IF CHANGE OF          /X/
                                                                                               ADDRESS OR COMMENTS

                                                                                  The signature on this Proxy should correspond
                                                                                  exactly with the shareholder's name as printed
                                                                                  to the left. In the case of joint tenants,
                                                                                  co-executors, or co-trustees, both should sign.
                                                                                  Persons signing as attorney, executor,
                                                                                  administrator, trustee or guardian, should give
                                                                                  their full title.

                                                                                  Dated:                                    , 1998
                                                                                        ------------------------------------

                                                                                  ------------------------------------------------
                                                                                                     Signature

                                                                                  ------------------------------------------------
                                                                                                     Signature

                                                                                  Votes MUST be indicated
                                                                                  (x) in Black or Blue Ink.  /X/

   PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

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
                                               THE WASHINGTON WATER POWER COMPANY

                                                 PROXY/VOTING INSTRUCTION CARD

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE WASHINGTON WATER POWER COMPANY
                                FOR THE ANNUAL MEETING OF SHAREHOLDERS ON THURSDAY, MAY 14, 1998.

           The undersigned appoints P.A. Redmond and T.L. Syms, and each of them, with full power of substitution, the
            Proxies of the undersigned, to represent the undersigned and vote all shares of The Washington Water Power
          Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 14, 1998, and at any adjournments thereof, as indicated on the reverse side.

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.
                               IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

                                                            (Continued, and to be dated and signed, on the reverse side.)




                                                                     THE WASHINGTON WATER POWER COMPANY
                                                                     P.O. BOX 11204
                                                                     NEW YORK, NY 10203-0204
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